SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 9, 2009

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

During the period from November 1, 2006 to December 31, 2007, the Company had imposed a company-wide blackout on the exercise of stock options because the Company was not current in its periodic reporting obligations due to its ongoing internal investigation into its historical stock option granting practices.  Certain non-executive officer employees had option grants expire during such period pursuant to the terms of grant.  Following such expiration, the Company paid such employees an amount to compensate them determined by the difference between $34.21 (which was the highest sales price of the Company’s common stock during the blackout period) and the exercise price of their expired stock options.   On December 9, 2009, the Compensation and HR Committee of the Company’s Board of Directors approved the payment of the following amounts to certain of the Company’s executive officers, which amounts were determined pursuant to the same formula described above for non-executive officer employees.  Additionally, as a condition to payment each executive officer executed a general release with regards to the expired option grants.

Executive	Number of Expired Options	Amount Paid
John Ambroseo	150,000	$237,000
Helene Simonet	5,000	$8,550
Luis Spinelli	5,000	$8,550

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: December 15, 2009
	By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and General Counsel